Exhibit 99.1

Tableau Announces Third Quarter 2013 Financial Results

SEATTLE, Wash. – October 28, 2013 - Tableau Software (NYSE: DATA), a global leader in rapid-fire, easy-to-use business analytics software, today reported results for its third quarter ended September 30, 2013.

•	Total revenues were $61.1 million, up 90% year-over-year

•	License revenues were $42.0 million, up 90% year-over-year

•	Diluted GAAP earnings per share were $0.03; diluted Non-GAAP earnings per share were $0.08

“Tableau delivered an exceptional quarter across all fronts,” said Christian Chabot, CEO and President. “We’re excited about the momentum we’re seeing in the market and look forward to extending our market leadership.”

Financial Highlights for the Third Quarter Ended September 30, 2013

Total revenues for the third quarter of 2013 were $61.1 million, representing a 90% increase from the third quarter of 2012. License revenues were $42.0 million, representing a 90% increase from the third quarter of 2012. Maintenance and services revenues were $19.1 million, representing a 91% increase from the third quarter of 2012.

GAAP operating income for the third quarter of 2013 was $2.5 million, compared to GAAP operating income of $1.0 million for the third quarter of 2012. GAAP net income for the third quarter of 2013 was $2.4 million, or $0.03 per diluted common share, compared to a GAAP net income of $0.4 million, or $0.00 per diluted common share, for the third quarter of 2012.

Non-GAAP operating income, which excludes stock-based compensation, was $6.3 million for the third quarter of 2013, compared to non-GAAP operating income of $2.2 million for the third quarter of 2012. Non-GAAP net income, which excludes stock-based compensation, was $5.6 million for the third quarter of 2013, or $0.08 per diluted common share, compared to non-GAAP net income of $1.4 million, or $0.03 per diluted common share, for the third quarter of 2012.

Recent Business Highlights

In addition to growing revenues, Tableau achieved other notable business milestones:

•	Held its 2013 Annual Customer Conference in Washington, DC with over 3,000 customer and partner attendees.

•	Named Washington’s Best Workplace in the extra-large company category (>500 employees) by the Puget Sound Business Journal.

•	Closed 119 sales orders of greater than $100,000 and added over 1,500 new customer accounts in the third quarter of 2013.

•	Launched Tableau Public Author Profiles and extended Tableau Public user dataset capacity to 1 million rows.

•	Announced strategic collaborations with Informatica, Lavastorm Analytics, Pragmatics, SnapLogic, Syncsort, and 1010data.

•	Expanded Global OEM Partner Program with new partners including DataSelf, eNate, icix, Lightbeam Health Solutions, Prodagio, and TimeTrade.

•	Partnered with Google to visualize big data at the Gartner IT Symposium.

Lockup Release

Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, the lead joint book-running managers and representatives of the underwriters for Tableau’s initial public offering in May 2013, have consented to the release of lock-up restrictions with respect to approximately 4.9 million shares of Tableau’s Class B common stock and options to purchase approximately 14.1 million (7.4 million are vested) shares of Tableau’s Class A and Class B common stock held by existing stockholders and optionholders as of September 30, 2013, including employees, officers and directors of Tableau, who executed 170-day lock-up agreements with the underwriters. The release will take effect on October 31, 2013, and the shares may be sold on or after that date.

Conference Call and Webcast Information

In conjunction with this announcement, Tableau will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss Tableau’s third quarter 2013 financial results and the outlook for the fourth quarter of 2013 and full year 2013. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau’s website at http://investors.tableausoftware.com. The live call can be accessed by dialing (855) 592-5013 (U.S.) or (678) 224-7834 (outside the U.S.) and referencing passcode: 81097710. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 81097710.

About Tableau

Tableau Software (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 15,000 customer accounts get rapid results with Tableau in the office and on-the-go. Tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableausoftware.com/trial.

Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the company’s growth momentum and the company’s expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau’s ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau’s ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau’s final prospectus from its initial public offering, subsequently-filed Quarterly Report on Form 10-Q and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

Tableau believes that the use of non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP operating income (loss) is calculated by deducting stock-based compensation expense from operating income (loss). Non-GAAP net income (loss) is calculated by deducting stock-based compensation expense from net income (loss). Non-GAAP earnings (loss) per diluted common share is calculated by dividing non-GAAP net income (loss) by weighted average diluted shares outstanding. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. Free cash flow is calculated as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau’s business.

Investor Contact:

Carolyn Bass or Jacob Moelter

Market Street Partners

415-445-3232 or 415-445-3235

tableau@marketstreetpartners.com

Press Contact:

Doreen Jarman

Tableau PR Manager

206.633.3400 x5648

djarman@tableausoftware.com

Tableau Software, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
License	$41,951	$22,112	$101,895	$59,807
Maintenance and services	19,128	10,014	49,086	26,120

Total revenues	61,079	32,126	150,981	85,927

Cost of revenues
License	237	21	523	170
Maintenance and services	4,341	2,788	11,951	6,809

Total costs of revenues (1)	4,578	2,809	12,474	6,979

Gross profit	56,501	29,317	138,507	78,948

Operating expenses
Sales and marketing (1)	32,189	15,565	83,426	39,125
Research and development (1)	15,438	8,488	42,514	22,706
General and administrative (1)	6,345	4,278	18,064	10,533

Total operating expenses	53,972	28,331	144,004	72,364

Operating income (loss)	2,529	986	(5,497)	6,584
Other income (expense), net	(177)	(22)	(350)	(49)

Income (loss) before income tax expense (benefit)	2,352	964	(5,847)	6,535
Income tax expense (benefit)	(89)	597	(1,678)	4,052

Net income (loss)	$2,441	$367	$(4,169)	$2,483

Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$0.00	$(0.09)	$0.03
Diluted	$0.03	$0.00	$(0.09)	$0.03
Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	59,143	33,851	47,093	33,676
Diluted	71,348	39,960	47,093	39,597

(1) Costs and expenses include share-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Cost of revenues	$113	$28	$291	$66
Sales and marketing	1,442	350	3,506	933
Research and development	1,473	531	3,785	1,445
General and administrative	702	288	1,951	809

	$3,730	$1,197	$9,533	$3,253

Tableau Software, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$226,337	$39,302
Accounts receivable, net	44,173	30,752
Prepaid expenses and other current assets	5,206	2,789
Income taxes receivable	4,521	1,072
Deferred income taxes	2,250	2,246

Total current assets	282,487	76,161
Property and equipment, net	18,184	10,346
Deferred income taxes	190	66
Deposits and other non-current assets	836	419

Total assets	$301,697	$86,992

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	4,253	2,176
Accrued liabilities	6,970	4,471
Accrued compensation and employee related benefits	17,228	13,170
Income taxes payable	348	129
Deferred revenue	50,968	31,984

Total current liabilities	79,767	51,930
Deferred income taxes	1,353	1,353
Deferred revenue	3,162	2,423
Other long-term liabilities	2,648	1,312

Total liabilities	86,930	57,018

Convertible preferred stock	—	20,031
Stockholders’ equity
Common stock	6	4
Additional paid-in-capital	220,730	11,698
Accumulated other comprehensive loss	(42)	(1)
Accumulated deficit	(5,927)	(1,758)

Total stockholders’ equity	214,767	9,943

Total liabilities, convertible preferred stock and stockholders’ equity	$301,697	$86,992

Tableau Software, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net income (loss)	$(4,169)	$2,483
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	4,580	2,657
Provision for doubtful accounts	230	71
Stock-based compensation expense	9,533	3,253
Excess tax benefit from stock-based compensation	(823)	1
Deferred taxes	701	—
Changes in operating assets and liabilities
Accounts receivable	(13,479)	(7,116)
Prepaid expenses, deposits and other assets	(2,812)	(1,674)
Income taxes receivable	(3,453)	—
Deferred revenue	19,527	11,822
Accounts payable and accrued liabilities	9,028	2,712
Income taxes payable	216	1,106

Net cash provided by operating activities	19,079	15,315

Investing activities
Purchase of property and equipment	(11,515)	(5,461)

Net cash used in investing activities	(11,515)	(5,461)

Financing activities
Proceeds from initial public offering	176,974	—
Proceeds from issuance of common stock upon exercise of stock options	1,672	284
Excess tax benefit from stock-based compensation	823	(1)

Net cash provided by financing activities	179,469	283

Effect of exchange rate changes on cash and cash equivalents	2	—
Net increase in cash and cash equivalents	187,035	10,137
Cash and cash equivalents
Beginning of period	39,302	30,223

End of period	$226,337	$40,360

Tableau Software, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of operating income (loss) to non-GAAP operating income:
Operating income (loss)	$2,529	$986	$(5,497)	$6,584
Excluding: Stock-based compensation expense	3,730	1,197	9,533	3,253

Non-GAAP operating income	$6,259	$2,183	$4,036	$9,837

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$2,441	$367	$(4,169)	$2,483
Excluding: Stock-based compensation expense, net of tax	3,113	1,056	8,231	2,850

Non-GAAP net income	$5,554	$1,423	$4,062	$5,333

Reconciliation of net income (loss) per share to non-GAAP net income per share:
GAAP net income (loss) per share - basic	$0.04	$0.00	$(0.09)	$0.03
Excluding: Stock-based compensation expense, net of tax	0.05	0.03	0.17	0.08

Non-GAAP net income per share - basic	$0.09	$0.03	$0.08	$0.11

GAAP net income (loss) per share - diluted	$0.03	$0.00	$(0.09)	$0.03
Excluding: Stock-based compensation expense, net of tax	0.05	0.03	0.17	0.07

Non-GAAP net income per share - diluted	$0.08	$0.03	$0.08	$0.10

Weighted average shares used in computing GAAP and non-GAAP net income (loss) per share:
Basic	59,143	33,851	47,093	33,676
Diluted	71,348	39,960	47,093	39,597